UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________

FORM 8-K
____________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 23, 2018
____________
R1 RCM Inc.
(Exact Name of Registrant as Specified in Charter)
 ____________

Delaware	001-34746	02-0698101
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 North Michigan Avenue, Suite 2700, Chicago, Illinois	60611
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (312) 324-7820

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On February 26, 2018, R1 RCM Inc. (the “Company”) announced that it entered into an Agreement and Plan of Merger, dated February 23, 2018 (the “Agreement”), with Intermedix Holdings, Inc. (“Intermedix”), Project Links Parent, Inc. (“Parent”), a wholly-owned subsidiary of the Company, Project Links Merger Sub, Inc. (“Merger Sub”) and solely in its capacity as Securityholder Representative, Thomas H. Lee Equity Fund VI, L.P., providing for the merger of Merger Sub with and into Intermedix (the “Merger”), with Intermedix surviving the Merger as a wholly-owned subsidiary of Parent.
Pursuant to the terms of the Agreement, the Company will acquire Intermedix for $460 million in cash, subject to customary adjustments for cash, debt, transaction expenses and normalized working capital. The Company intends to fund the Merger and the related fees and expenses with a combination of cash on hand and new financing (such financing, the “Financing”). Concurrently with the execution of the Agreement, the Company entered into debt financing commitment letters (as described in more detail below) that together with cash on hand, the Company believes are sufficient to cover the purchase price plus the related fees and expenses. Pursuant to the Agreement, the Company has agreed to customary covenants to obtain the Financing, and Intermedix has agreed to provide reasonable cooperation with the Company in the Company’s efforts to obtain the Financing. There is no financing condition to the consummation of the Merger.
The Agreement contains customary representations, warranties and closing conditions (including the expiration or early termination of the waiting period under the Hart-Scott-Rodino Act of 1976, as amended).
Either Parent or Intermedix may terminate the Agreement (i) if certain conditions to closing have not been satisfied or waived prior to the date that is four months after the signing of the Agreement (the “Outside Date”) or (ii) if a restraint exists that permanently enjoins or prohibits the Merger. Parent may terminate the Agreement if Intermedix is in material breach under the Agreement and such material breach would cause certain conditions to the closing not to be met and which are not, or cannot be, cured in the time period specified in the Agreement. Intermedix may terminate the Agreement (i) if the Company, Parent or Merger Sub is in material breach under the Agreement and such material breach would cause certain conditions to the closing not to be met and which are not, or cannot be, cured in the time period specified in the Agreement, (ii) if all conditions to closing have been satisfied or waived and the Company, Parent and Merger Sub fail to consummate the Merger following confirmation by Intermedix it is prepared to close, in which case the Company will be required to pay to Intermedix a reverse termination fee of $23,000,000, or (iii) if the Company fails to execute an agreement with Ascension Health incorporating the terms of the term sheet for Medical Group RCM Services (as defined below) within the time period specified in the Agreement and such condition to closing is not waived by the Company on or prior to the end of such time period, in which case the Company will be required to pay to Intermedix a termination fee of $32,200,000. The Agreement may also be terminated by mutual written consent of Parent and Intermedix.
In addition, immediately prior the closing of the Merger, Intermedix will spin-off certain assets related to Intermedix’s emergency preparedness and emergency response systems business to Intermedix’s existing shareholders, which assets will not be acquired by the Company.
The transaction is expected to close in the second quarter of 2018.
The foregoing summary of the Agreement is qualified in its entirety by reference to the Agreement, which is filed herewith as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Agreement contains representations and warranties by each of the parties to the Agreement, which were made only for purposes of that Agreement and as of specified dates. The representations, warranties and covenants in the Agreement were made solely for the benefit of the parties to the Agreement, are subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and are subject to standards of materiality applicable to the contracting parties that may differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent, Merger Sub, Intermedix or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
Item 7.01     Regulation FD Disclosure.

On February 26, 2018, the Company issued a press release regarding the announcement of the Merger. A copy of the press release is attached hereto as Exhibit 99.1.
On February 26, 2018, the Company issued a press release regarding the announcement that it entered into a term sheet with Ascension Health regarding the Medical Group RCM Services. A copy of the press release is attached hereto as Exhibit 99.2.
The Company will hold a conference for investors at 8:00 AM ET on February 26, 2018 regarding the Merger. The presentation slides the Company will present on this call are available on the Company’s website at ir.r1rcm.com. The presentation slides are being furnished as Exhibit 99.3 to this Current Report on Form 8-K.
The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.3, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.
Item 8.01     Other Events.
Ascension Health Term Sheet
In addition on February 23, 2018, the Company and Ascension Health entered into a non-binding term sheet setting forth certain material terms of a supplement (the “Supplement”) to the Amended and Restated Master Professional Services Agreement, dated February 16, 2016, by and between the Company and Ascension Health (the “MPSA”), as amended by Amendment No. 1 (the "Amendment”), which terms provide that the Company will provide certain revenue cycle management services for physician groups that receive services from Ascension Health’s National Revenue Service Center and other groups associated with Ascension Health hospital systems (the “Medical Group RCM Services”). The Company expects to enter into the definitive Supplement for Medical Group RCM Services at the time of the closing of the Merger. The term sheet also contemplates that the Supplement will provide for: (i) the re-badging of certain centrally-based revenue cycle operations employees who support Ascension Health’s physician groups; (ii) compensation for the Medical Group RCM Services through payment of a base fee and incentive fee, each calculated in accordance with the MPSA, with revisions to the performance metrics and an increase in the available percentage of cash collections for the incentive payment; and (iii) the transition of the Medical Group RCM Services to physician groups associated with Ascension Wisconsin (as set forth in the Amendment) to the new terms set forth in the Supplement.
Debt Commitment Letters
Concurrently with the signing of the Agreement, the Company entered into a debt commitment letter (the ”Commitment Letter”), dated February 23, 2018 with Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Ares Capital Management LLC, on behalf of one or more funds and accounts managed directly or indirectly by Ares Capital Management LLC for a $295 million first lien senior secured credit facility, of which $270 million is a term loan facility and $25 million is a revolving credit facility (the “First Lien Facility”), which Commitment Letter and the commitments contemplated thereby will terminate four months following the date of the Agreement (coinciding with the termination date with respect to the Agreement).
The Commitment Letter contains certain conditions to funding which are similar to the closing conditions included in the Agreement. Borrowings under the First Lien Facility will bear interest at a fluctuating rate equal to, at the Company’s option, LIBOR or the applicable base rate plus a margin calculated as described in the Commitment Letter. Revolving loans under the First Lien Facility, if funded, will mature in five years and term loans under the First Lien Facility will mature in seven years.
In addition, concurrently with the signing of the Agreement and the Commitment Letter, the Company entered into a commitment letter (the “Subordinated Commitment Letter”), dated February 23, 2018 with TowerBrook Investors IV (Onshore), L.P., TowerBrook Investors IV (892), L.P., TowerBrook Investors IV (OS), L.P., TowerBrook Investors IV Executive Fund, L.P., TowerBrook Investors IV Team Daybreak, L.P. and Ascension Health Alliance D/B/A Ascension (collectively, the “Purchasers”), pursuant to which the Purchasers have agreed to purchase $110 million of unsecured, subordinated notes (the ”Subordinated Notes”; together with the First Lien Facility, the “Facilities”), which commitments contemplated thereby will terminate four months following the date of the Agreement (coinciding with the termination date with respect to the Agreement).

The Subordinated Commitment Letter contemplates that interest on the Subordinated Notes will accrue at 14.0% per annum, increasing by 1.0% per annum on the third anniversary of the closing date of the Merger and by an additional 1.0% per annum on each subsequent anniversary of the closing date of the Merger until the Subordinated Notes are repaid in full. Interest will be payable quarterly in cash; provided, however, that the Company may, at its option, (i) on or prior to the first anniversary of the closing date of the Merger, elect to pay up to 75% of each quarterly interest payment in kind (with such payment being capitalized to principal on the last day of each applicable fiscal quarter) and pay the remaining balance of such quarterly interest payment in cash; (ii) following the first anniversary and prior to the second anniversary of the closing date of the Merger, elect to pay up to 50% of each quarterly interest payment in kind and pay the remaining balance in cash; and (iii) thereafter, elect to pay up to 25% of each quarterly interest payment in kind and pay the remaining balance in cash. The Subordinated Notes will mature on the one year anniversary of the stated maturity date of the First Lien Facility.
Additionally, the Subordinated Commitment Letter contemplates that the Company may voluntarily prepay the Subordinated Notes subject to the applicable prepayment premium (other than in connection with a change of control) as follows: (i) if such prepayment is made before the first anniversary of the closing date of the Merger, an amount equal to 3.0% of the principal amount of the Subordinated Notes so prepaid; (ii) if such prepayment is made on or after the first anniversary but prior to the second anniversary of the closing date of the Merger, an amount equal to 2.0% of the principal amount of the Subordinated Notes so prepaid; (iii) if such prepayment is made on or after the second anniversary but prior to the third anniversary of the closing date of the Merger, an amount equal to 1.0% of the principal amount of the Subordinated Notes so prepaid; and (iv) if such prepayment is made on or after the third anniversary of the closing date of the Merger, there is no prepayment premium. In the event a prepayment of the Subordinated Notes is made in connection with a change of control (either through the exercise of the repurchase right of the holders of the Subordinated Notes or through a voluntary prepayment), the prepayment premium shall be an amount equal to 1.0% of the principal amount of the Subordinated Notes so prepaid.
The Subordinated Commitment Letter and the transactions contemplated thereunder were reviewed, negotiated and recommended for approval by a special committee of certain of the independent and disinterested members of the Company’s Board of Directors, and approved by both the Company’s Audit Committee (pursuant to the Company’s related person transactions policy) and the Company’s Board of Directors.  The special committee was advised by Morris, Nichols, Arsht & Tunnell LLP, independent legal counsel, and by Raymond James & Associates, Inc., independent financial advisor, which provided a fairness opinion to the special committee.
The definitive loan documentation for the Facilities will contain certain customary representations and warranties, affirmative and negative financial covenants, indemnity obligations and events of default consistent with the terms set forth in the Commitment Letter or as mutually and reasonably agreed. The Company will also pay certain customary fees as described in the definitive loan documentation for the Facility.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are furnished as part of this Current Report on Form 8-K:

Exhibit No.	Description
2.1*
Agreement and Plan of Merger by and among Intermedix Holdings, Inc., R1 RCM Inc., Project Links Parent, Inc., Project Links Merger Sub, Inc. and solely in its capacity as Securityholder Representative, Thomas H. Lee Equity Fund VI, L.P. dated as of February 23, 2018.

99.1	Press Release dated February 26, 2018.
99.2	Press Release dated February 26, 2018.
99.3	Conference Call Presentation dated as of February 26, 2018.

*	Exhibits and schedules were omitted pursuant to Item 601(b)(2) of Regulation S-K and will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 26, 2018

R1 RCM Inc.

		By:	/s/ Christopher S. Ricaurte

Christopher S. Ricaurte
Chief Financial Officer and Treasurer